UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 10, 2015

Zoetis Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35797	46-0696167
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

100 Campus Drive, Florham Park	07932
(Address of principal executive offices)	(Zip Code)

(973) 822-7000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
The information set forth under Item 7.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.02.
Item 7.01 Regulation FD Disclosure.
On May 5, 2015, Zoetis (the company) announced a comprehensive operational efficiency initiative designed to reduce complexity in its global operations and optimize its resource allocation and efficiency. In connection with this initiative, during the second quarter of 2015, the company completed certain changes to its organizational structure that resulted in the consolidation of the company’s Europe/Africa/Middle East (EuAfME), Canada/Latin America (CLAR) and Asia/Pacific (APAC) operating segments into a single operating segment. The company's new reporting structure consists of two segments: the United States (U.S.) and International.
Additionally, and also in connection with its operational efficiency initiative, the company recategorized certain costs that are not allocated to its operating segments. These costs primarily consist of corporate expenses and research and development expenses.
These changes will be reflected in the company’s second quarter 2015 financial results, which the company plans to announce on August 4, 2015.
Zoetis is furnishing this Current Report on Form 8-K to provide revised historical financial information in conformance with its new organizational structure. The information provided herein is for informational purposes only. The revised historical financial information has no effect on the company’s previously reported total condensed consolidated financial condition or results of operations.
The information included in this Current Report and in the attached Exhibit 99.1 is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 Revised historical financial information.

SIGNATURE
Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.

Zoetis Inc.

July 10, 2015	By:	/S/ PAUL S. HERENDEEN
Paul S. Herendeen
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Description

99.1	Revised historical financial information